                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement          / / Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                MASCOTECH, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                MASCOTECH, INC.
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------

r(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

     (5) Total fee paid:

- - --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- - --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------

     (3) Filing party:

- - --------------------------------------------------------------------------------

     (4) Date filed:

- - --------------------------------------------------------------------------------

                                MASCOTECH, INC.
                              21001 Van Born Road
                             Taylor, Michigan 48180

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF MASCOTECH, INC.:

     The Annual Meeting of Stockholders of MascoTech, Inc. will be held at its offices at 21001 Van Born Road, Taylor, Michigan 48180, on Tuesday, May 21, 1996 at 2:00 P.M., Eastern daylight time. The purposes of the meeting, which are set forth in detail in the accompanying Proxy Statement, are:

     1. To elect three Class II Directors;

     2. To consider and act upon the ratification of the selection of Coopers & Lybrand L.L.P. as independent auditors for the Company for the year 1996; and

     3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 29, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment thereof.

     Your attention is called to the accompanying Proxy Statement and Proxy. Whether or not you plan to be present at the meeting, you are requested to sign and return the Proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. Your prompt attention will be appreciated. Prior to being voted, the Proxy may be withdrawn in the manner specified in the Proxy Statement.

                                              By Order of the Board of Directors

                                                       /s/Eugene A. Gargaro, Jr.

                                                          EUGENE A. GARGARO, JR.
                                                                       Secretary

April 29, 1996

                                PROXY STATEMENT

                       ANNUAL MEETING OF STOCKHOLDERS OF
                                MASCOTECH, INC.

                                  May 21, 1996

                              GENERAL INFORMATION

     The solicitation of the enclosed Proxy is made by the Board of Directors of MascoTech, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at its offices at 21001 Van Born Road, Taylor, Michigan 48180, on Tuesday, May 21, 1996 at 2:00 P.M., Eastern daylight time, and at any adjournment thereof.

     The expense of this solicitation will be borne by the Company. Solicitation will be by use of the mails, and executive officers and other employees of the Company may solicit Proxies, without extra compensation, personally and by telephone and other means of communication. The Company will also reimburse brokers and other persons holding Company Common Stock or Preferred Stock in their names or in the names of their nominees for their reasonable expenses in forwarding Proxies and Proxy materials to beneficial owners.

     Stockholders of record as of the close of business on March 29, 1996 will be entitled to vote at the Annual Meeting. On that date, the outstanding voting securities of the Company consisted of 55,215,775 shares of common stock, $1 par value share ("Company Common Stock"), and 10,800,000 shares of $1.20 Convertible Preferred Stock ("Company Preferred Stock"). Each share of outstanding Company Common Stock entitles the holder to one vote and each share of outstanding Company Preferred Stock entitles the holder to 4/5 of one vote. The Company Common Stock and the Company Preferred Stock vote together as a single class. The Company has been advised that Masco Corporation and Directors of the Company hold in the aggregate approximately 45 percent of the Company's voting securities and intend to vote their shares in favor of the nominees, for the ratification of the selection of Coopers & Lybrand L.L.P. and in accordance with the recommendations of the Company's Board of Directors on any other matters.

     The shares represented by the Proxy will be voted as instructed if received in time for the Annual Meeting. Any person signing and mailing the Proxy may, nevertheless, revoke it at any time before it is exercised by written notice to the Company (Attention: Eugene A. Gargaro, Jr., Secretary) at its executive offices at 21001 Van Born Road, Taylor, Michigan 48180, or at the Annual Meeting. This Proxy Statement and the enclosed Proxy are being mailed or given to stockholders on or about April 29, 1996.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. The term of office of the Class II Directors expires at the meeting. Richard G. Mosteller, Senior Vice President - Finance of Masco Corporation, has decided not to stand for re-election. The Board of Directors wishes to express its appreciation to Mr. Mosteller for his contributions as a Director of the Company since 1984. The Board of Directors proposes the election of Peter A. Dow and Eugene A. Gargaro, Jr., who are currently Directors, and also nominates Roger T. Fridholm for election to the Board. The Class II Directors will serve for a term expiring at the 1999 Annual Meeting or until their respective successors are elected and qualified. There is currently a vacancy in the Class I Directors, for which the Board of Directors has not presently proposed a nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named. The current Class I and Class III Directors have been elected to serve for terms which expire at the Annual Meeting of Stockholders in 1998 and 1997, respectively, or until their respective successors are elected and qualified. The Board of Directors expects that the persons named as proxies in the Proxy will vote the shares represented by each Proxy for the election as Directors of the above nominees unless a contrary direction is indicated. If prior to the meeting any nominee is unable or unwilling to serve as a Director, which the Board of Directors does not expect, the persons named as proxies will vote for such alternate nominee, if any, as may be recommended by the Board of Directors.

     Presence in person or by proxy of holders of a majority of outstanding shares of capital stock of the Company will constitute a quorum at the Annual Meeting. Broker non-votes and abstentions will be counted toward the establishment of a quorum. Assuming a quorum is present, Directors are elected by a plurality of the votes cast. The three individuals who receive the largest number of votes cast will be elected as Directors; therefore, shares not voted (whether due to abstention or broker non-vote) do not affect the election of Directors.

     Information concerning the nominees and continuing Directors is set forth below.

                                                                                SHARES OF COMPANY
                                                                                  COMMON STOCK
                                                                HAS SERVED        BENEFICIALLY
                   NAME, AGE, PRINCIPAL                            AS A            OWNED AS OF
            OCCUPATION AND OTHER DIRECTORSHIPS                DIRECTOR SINCE      MARCH 1, 1996
- - -----------------------------------------------------------   --------------    -----------------
     CLASS I (TERM TO EXPIRE AT 1998 ANNUAL MEETING)
Richard A. Manoogian, 59...................................        1984             5,111,142
  Chairman of the Board and Chief Executive Officer of the
  Company and of Masco Corporation and Chairman of the
  Board of TriMas Corporation; director of First Chicago
  NBD Corporation

                                                                                SHARES OF COMPANY
                                                                                  COMMON STOCK
                                                                HAS SERVED        BENEFICIALLY
                   NAME, AGE, PRINCIPAL                            AS A            OWNED AS OF
            OCCUPATION AND OTHER DIRECTORSHIPS                DIRECTOR SINCE      MARCH 1, 1996
- - -----------------------------------------------------------   --------------    -----------------
     CLASS II (NOMINEES FOR TERM TO EXPIRE AT 1999 ANNUAL MEETING)

Peter A. Dow, 62...........................................        1992                22,350
  Private investor; formerly Vice Chairman, Chief Operating
  Officer and Chairman of the Executive Committee of
  Campbell-Ewald Company, an advertising and marketing
  communications company; director of Fretter, Inc.
Roger T. Fridholm, 55......................................          --                 1,000*
  President, The St. Clair Group, a private investment
  company; formerly Senior Vice President, Corporate
  Development, of Kelly Services, Inc., and President and
  Chief Operating Officer of The Stroh Brewery Company;
  currently a director of The Stroh Brewery Company, MCN
  Corporation and Comerica Bank (a subsidiary of Comerica
  Incorporated)
Eugene A. Gargaro, Jr., 54.................................        1984               160,128
  Vice President and Secretary of Masco Corporation;
  director of Allied Digital Technologies Corporation and
  TriMas Corporation

     CLASS III (TERM TO EXPIRE AT 1997 ANNUAL MEETING)

Erwin H. Billig, 69........................................        1988               409,980
  Vice Chairman of the Board of the Company and its former
  President and Chief Operating Officer; director of Titan
  Wheel International, Inc., Emco Limited and OEA, Inc.
John A. Morgan, 65.........................................        1984                24,000
  Partner, Morgan Lewis Githens & Ahn, investment bankers;
  director of FlightSafety International, Inc., Masco
  Corporation, McDermott International, Inc. and TriMas
  Corporation

- - -------------------------
* Shares acquired after March 1, 1996.

     For further information concerning the Directors' beneficial ownership of Company securities, see "Security Ownership of Management and Certain Beneficial Owners." For further information concerning Masco Corporation and TriMas Corporation, see "Certain Relationships and Related Transactions."

     The nominees and other Directors have been engaged during the past five years in their current occupations as shown above, except as described below. Mr. Dow was Vice Chairman, Chief Operating Officer and Chairman of the Executive Committee of Campbell-Ewald Company until February, 1995. In addition to his association with The St. Clair Group since 1991, Mr. Fridholm held the positions shown above with Kelly Services, Inc. from 1992 to 1994 and was President and Chief Executive Officer of Of Counsel Enterprises, Inc. during part of 1994. Mr. Billig was President and Chief Operating Officer of the Company until his retirement in October, 1992 at which time he became Vice Chairman of the Board. Mr. Gargaro was a partner in the law firm of Dykema Gossett PLLC until he became Vice President and Secretary of Masco Corporation in October, 1993.

     The Board of Directors held four meetings during 1995. The Audit Committee of the Board of Directors, consisting of Messrs. Dow and Morgan, held two meetings during 1995. It reviews and acts or reports to the Board with respect to various auditing and accounting matters, including the selection and fees of the Company's independent accountants, the scope of audit procedures, the Company's internal audit program and results, the nature of services to be performed by the independent accountants and the Company's accounting practices. The Compensation Committee of the Board of Directors, consisting of Messrs. Dow, Gargaro and Morgan, held four meetings during 1995. It establishes and monitors executive compensation and administers and determines awards and options granted under the Company's restricted stock incentive and stock option plans. The Board of Directors has not established a separate committee of its members to nominate candidates for election as Directors.

COMPENSATION OF DIRECTORS

     Each Director (other than Mr. Manoogian, who is also a Company employee) receives an annual fee and $1,000 for each Board of Directors meeting (and committee meeting if not held on a date on which the entire Board holds a meeting) which the Director physically attends. The annual fee paid for 1995 was $40,000.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     Set forth below is information concerning beneficial ownership of the Company's securities as of March 1, 1996 by (i) all persons known by the Company to be the beneficial owners of five percent or more of either Company Common Stock or Company Preferred Stock, (ii) each of the nominees and Directors, (iii) each of the named executive officers, and (iv) all current Directors and executive officers of the Company as a group. Except as indicated below, each person exercises sole voting and investment power with respect to the shares listed.

                                                        SHARES OF          PERCENTAGE OF COMPANY
                                                   COMPANY COMMON STOCK        COMMON STOCK
                      NAME                          BENEFICIALLY OWNED      BENEFICIALLY OWNED
- - ------------------------------------------------   --------------------    ---------------------
Masco                                                   24,824,690                  44.9%
  Corporation...................................
  21001 Van Born Road
  Taylor, Michigan 48180
Richard A. Manoogian(1)(2)(3)...................         5,111,142                   9.1%
Erwin H. Billig(3)..............................           409,980                     *
Peter A. Dow....................................            22,350                     *
Roger T. Fridholm...............................             1,000**             *
Eugene A. Gargaro, Jr.(1).......................           160,128                     *
John A. Morgan..................................            24,000                     *
Richard G. Mosteller............................             1,000                     *
Lee M. Gardner(3)...............................           246,350                     *
Timothy Wadhams(3)..............................           138,300                     *
All eight current Directors and executive
  officers of the
  Company as a group (excluding subsidiary,
  divisional
  and group executives)(1)(2)(3)................         6,016,476                  10.7%

- - -------------------------
  * Less than one percent.

 ** Shares acquired after March 1, 1996.

(1) Includes 96,774 shares which can be acquired upon conversion of convertible debt securities owned by a charitable foundation for which Messrs. Manoogian and Gargaro serve as directors. Shares beneficially owned by Mr. Gargaro and by all Directors and executive officers of the Company as a group include in each case 2,000 shares owned by a charitable foundation for which Mr. Gargaro serves as a director, 27,000 shares held by trusts for which Mr. Gargaro serves as a trustee and 4,354 shares which can be acquired upon conversion of convertible debt securities owned by such trusts. The directors of the foundations and the trustees share voting and investment power with respect to the securities owned by the foundations and trusts, but Messrs. Gargaro and Manoogian each disclaims beneficial ownership of such securities.

(2) Includes 202,560 shares owned by a charitable foundation for which Mr. Manoogian serves as a director and 290,232 shares which can be acquired upon conversion of convertible securities owned by the foundation. In addition, Mr. Manoogian may be deemed to be the beneficial owner of 200,000 shares of Company Preferred Stock (1.9 percent of the total issue outstanding) owned by such charitable foundation. The directors of the foundation share voting and investment power with respect to the securities owned by the foundation, but Mr. Manoogian disclaims beneficial ownership of such securities.

(3) Includes shares which may be acquired on or before April 29, 1996 upon exercise of stock options (300,000 shares for Mr. Billig, 153,430 shares for Mr. Gardner, 700,000 shares for Mr. Manoogian, 84,980 shares for Mr. Wadhams and 1,238,410 shares for all Directors and executive officers as a group), as well as unvested restricted stock award shares held under Masco Corporation's and/or the Company's restricted stock incentive plans (50,060 shares for Mr. Billig, 63,170 shares for Mr. Gardner, 26,840 shares for Mr. Manoogian, 33,740 shares for Mr. Wadhams and 173,810 shares for all Directors and executive officers as a group). Holders exercise neither voting nor investment power over unexercised option shares, and have sole voting but no investment power over unvested restricted shares.

     In addition to the Company Common Stock shown in the foregoing table, Masco Corporation owns warrants to purchase 10 million shares of Company Common Stock which cannot be exercised by Masco Corporation if, after giving effect to such exercise, Masco Corporation would own more than 35 percent of the outstanding shares of Company Common Stock. See "Certain Relationships and Related Transactions" for information regarding these warrants.

     To the Company's knowledge, Salomon Inc, Seven World Trade Center, New York, New York 10048, is the only holder of five percent or more of Company Preferred Stock. According to its Schedule 13G dated February 13, 1996 and filed with the Securities and Exchange Commission, as of December 31, 1995, an indirect, investment advisor subsidiary of Salomon Inc held 922,400 shares, representing 8.5 percent of the total issue outstanding, and shares both power to vote and dispose of the securities.

     Masco Corporation and Mr. Manoogian may each be deemed a controlling person of the Company by reason of their respective significant ownership of shares of the Company's securities and, in the case of Mr. Manoogian, his positions as a Director and an executive officer of the Company and the other matters described under "Certain Relationships and Related Transactions."

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

     In order for the Company to maximize long-term stockholder returns, it is essential that the Company attract, retain and motivate the highest quality management team possible. The Company seeks talented individuals who have the ability to implement competitive business strategies, product development, manufacturing technologies and marketing and service programs to generate long-term profit growth.

     The Company's compensation programs are designed to accomplish these objectives. The Compensation Committee has adopted a primarily subjective approach to compensation arrangements. The Compensation Committee identifies relevant factors to be considered, such as the need to be competitive in the market for executive talent and to provide incentives and rewards for individual and corporate performance. This is combined with a significant degree of flexibility that allows the exercise of judgment and discretion and reflects the Company's entrepreneurial operating environment and long-term performance orientation. Precise formulas, targets or goals are not utilized and specific weights are not assigned to the various factors. The use of stock-based incentive programs with extended vesting schedules reflects the emphasis on the goal of long-term enhancement of stockholder value. The Compensation Committee believes that these incentives are necessary in order to retain and motivate the talented, results-oriented individuals who lead the Company and who are key to the Company's success.

     Executive officers currently receive a combination of base salary, annual cash bonus and long-term (up to ten-year) incentives utilizing Company Common Stock. In making its decisions, the Compensation Committee uses a variety of resources, including published compensation surveys, as it considers information concerning current compensation practices within the Company's industries (including companies that are included in the Standard & Poor's Heavy Trucks and Parts Index). In addition, the Compensation Committee takes into account the compensation policies and practices of corporations in other industries which are similar to the Company in terms of revenues and market value, because the Committee believes that the Company competes with such companies for executive talent. Although the Committee reviews such information for general guidance, it does not specifically target compensation of the executive officers to compensation levels at other companies.

     Annual cash compensation consists of salary and bonus. Base salaries and year-end bonuses are usually determined annually. A range of increases is established by management for corporate office employees generally that reflects inflation, promotions and merit. The Compensation Committee then establishes a similar range for the executive officers. The salary range reflects changes observed in general compensation levels of salaried employees, and in particular, within the geographic area of the Company's corporate office and within the Company's industries. In addition, the Company's performance for the particular year and the Company's prospects are more significant factors in determining the range for year-end bonuses than in determining the salary range. In connection with the payment of bonuses, corporate performance goals are considered by the Committee in light of general economic conditions, and include items such as comparisons of year-to-year operating results, market share performance and the achievement of budget objectives and forecasts. However, the Committee does not identify specific goals that must be satisfied in order for bonuses to be paid. There can be variations from the established ranges for a variety of subjective factors such as an individual's contribution to the performance of the Company and its affiliates in addition to the competitive considerations noted above. In general, the potential bonus opportunity for executive officers is up to fifty percent of base salary.

     As part of the Company's long-term incentive arrangements, restricted stock awards and stock options are granted under the 1991 Long Term Stock Incentive Plan (the "1991 Plan"). These awards are intended to direct the recipient's focus on long-term enhancement in stockholder value and help retain key employees. The factors reviewed by the Compensation Committee in determining whether to grant options and awards are generally the same factors considered in determining salaries and bonuses described above. In order to provide a strong incentive and reinforce the individual's commitment to the Company, there can be awards that are significant in size and potential value. The history of restricted stock awards and stock options previously granted to an executive is also a factor in determining new awards and grants. In general, the potential opportunity for annual restricted stock awards under the Company's restricted stock award program is up to thirty percent of base salary. In addition, supplemental restricted stock awards are granted periodically. As a result of the Company's extended vesting schedule, the dollar value of these stock-based incentives can appreciate to substantial amounts since there is a longer time period for the Company's stock price to appreciate. Many other companies have a shorter vesting schedule which enables individuals to receive their incentives in a shorter time period.

     Restricted stock awards granted under the 1991 Plan generally vest in ten percent annual installments over a period of ten years from the date of grant. In general, vesting is contingent on a continuing employment or consulting relationship with the Company. The 1991 Plan provides, however, that all shares vest immediately upon death, permanent and total disability or the occurrence of certain events constituting a change in control of the Company. Each of the named executive officers received restricted stock awards in early 1995 in conjunction with awards made to other key corporate office employees based on the Company's financial performance during 1994.

     There were no original stock option grants to named executive officers in 1995. Original stock option grants made under the 1991 Plan generally vest in installments beginning in the third year and extending through the eighth year after grant and, unless otherwise provided, may be exercised until the earlier of ten years from the date of grant or, as to the number of shares then exercisable, the termination of the employment or consulting relationship of the participant. The Compensation Committee may permit Company Common Stock to be used in payment of federal, state and local withholding tax obligations attributable to the exercise of stock options and may accept the surrender of an exercisable stock option and authorize payment by the Company of an amount equal to the difference between the option exercise price of the stock and its then fair market value.

     Recipients of stock options are eligible to receive restoration options. A restoration option is granted when a participant exercises an original stock option and pays the exercise price by delivering shares of Company Common Stock. The restoration option is granted equal to the number of shares delivered by the participant and does not increase the number of shares covered by the original stock option. The exercise price is 100 percent of the fair market value of Company Common Stock on the date the restoration option is granted so that the participant benefits only from subsequent increases in the Company's stock price. The Compensation Committee believes that restoration options help to align more closely the interests of executives with the long-term interests of stockholders and allow executives to maintain the level of their equity-based interest in the Company through a combination of direct stock ownership and stock options. No restoration options were granted to the named executive officers in 1995. The 1991 Plan also provides that, upon the occurrence of certain events constituting a change in control of the Company, all stock options previously granted immediately become fully exercisable, and all restricted stock awards immediately vest. Generally, if a participant incurs an excise tax under Section 4999 of the Internal Revenue Code in connection with a payment or distribution following a change in control, the 1991 Plan provides that the participant will receive an additional payment as reimbursement for such excise tax.

     The Committee is familiar with Internal Revenue Code Section 162(m), which limits the deductibility of annual executive compensation in excess of $1,000,000 for the highest paid executives. The Committee does not anticipate that compensation will exceed such amount for the foreseeable future and therefore has not taken action with respect to this issue. The Committee will continue to review the compensation of the Company's executives and to evaluate the impact of Section 162(m) and regulations issued thereunder.

     Compensation decisions for 1995 for all executives, including Mr. Manoogian, the Chairman of the Board and Chief Executive Officer, are generally based on the criteria described above. Mr. Manoogian's salary has remained at the same level since 1993. Bonuses were reduced for Mr. Manoogian and the other executive officers in light of the Company's financial performance in 1995.

                                                          Eugene A. Gargaro, Jr.
                                                          Peter A. Dow
                                                          John A. Morgan

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

     The following table summarizes the annual and long-term compensation of the Company's executive officers (collectively, the "named executive officers") for 1995, 1994 and 1993.

                                                                    LONG-TERM
                                                                  COMPENSATION
                                                                     AWARDS
                                                            -------------------------
                                      ANNUAL COMPENSATION   RESTRICTED     SECURITIES
                                      -------------------     STOCK        UNDERLYING      ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS     AWARDS(1)       OPTIONS     COMPENSATION(2)
- - -----------------------------  ----   --------   --------   ----------     ----------   ---------------
Richard A. Manoogian           1995   $400,000   $170,000    $ 118,000             0        $53,000
  Chairman of the Board and    1994    400,000    200,000      122,000             0         32,000
  Chief Executive Officer(3)   1993    300,000    200,000            0             0         22,000
Lee M. Gardner                 1995   $568,000   $242,000    $ 163,000             0        $79,000
  President and Chief          1994    531,000    279,000      153,000         7,430(4)      61,000
  Operating Officer            1993    474,000    250,000      205,000             0         31,000
Timothy Wadhams                1995   $316,000   $135,000    $  92,000             0        $45,000
  Vice President --            1994    297,000    155,000       87,000         2,769(4)      34,000
  Controller and Treasurer     1993    272,000    143,000      118,000         4,211(4)      24,000

- - -------------------------

(1) This column sets forth the dollar value, as of the date of grant, of restricted stock awarded under the Company's 1991 Long Term Stock Incentive Plan (the "1991 Plan"). Restricted stock awards granted to date vest over a period of ten years from the date of grant with ten percent of each award vesting annually. In general, vesting is contingent on a continuing employment or consulting relationship with the Company. The following number of shares were awarded to the named executive officers in 1995: Mr. Manoogian - 10,000 shares; Mr. Gardner - 13,900 shares; and Mr. Wadhams - 7,800 shares. As of December 31, 1995, the aggregate number and market value of unvested restricted shares of Company Common Stock (which are expensed by the Company over their remaining term) held by each of the named executive officers were: Mr. Manoogian - 26,320 shares valued at $286,000; Mr. Gardner
    - 70,040 shares valued at $762,000; and Mr. Wadhams - 37,860 shares valued at $412,000. Mr. Manoogian also holds restricted stock awards of Company Common Stock granted to him under a Masco Corporation plan, as to which there is no cost to the Company. Recipients of restricted stock awards have the right to receive dividends on unvested shares.

(2) This column includes (a) Company contributions and allocations under the Company's defined contribution retirement plans for 1995 for the accounts of each of the named executive officers other than Mr. Manoogian, who does not participate in these plans: (for 1995: Mr. Gardner - $39,000; and Mr. Wadhams - $21,000), and (b) cash payments made pursuant to certain tandem rights associated with the annual vesting of certain restricted stock awards granted in 1989 (in 1995:

    Mr. Manoogian - $53,000, Mr. Gardner - $40,000 and Mr. Wadhams - $24,000). For further information regarding these rights, see "Certain Relationships and Related Transactions."

(3) Does not reflect the salary Mr. Manoogian received from TriMas Corporation as its Chairman of the Board ($100,000 for 1995) or salary and bonus from Masco Corporation as its Chairman of the Board and Chief Executive Officer.

(4) No original stock options were granted in 1993, 1994 or 1995. Options shown in 1993 and 1994 consist solely of restoration options granted upon the exercise of previously held stock options. As described in more detail under "Executive Compensation Committee Report," a restoration option does not increase the number of shares covered by the original option or extend the term of the original option.

Year-End Option Value Table

     The following table sets forth information concerning the value at December 31, 1995 of unexercised options held by each of the named executive officers under the Company's stock option plans. In general, options vest over a period of eight years from the date of grant and expire ten years from the date of grant, and generally, vesting is contingent on a continuing employment or consulting relationship with the Company. The value of unexercised options reflects the increase in market value of Company Common Stock from the date of grant through December 31, 1995 (the closing price of Company Common Stock on December 29, 1995, the last trading day of 1995, was $10 7/8 per share). The value actually realized upon future option exercises by the named executive officers will depend on the value of Company Common Stock at the time of exercise.

                         DECEMBER 31, 1995 OPTION VALUE

                                                   NUMBER OF
                                             SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                                              UNEXERCISED OPTIONS               IN-THE-MONEY OPTIONS
                                              AT DECEMBER 31, 1995              AT DECEMBER 31, 1995
                                          ----------------------------      ----------------------------
                 NAME                     UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE    EXERCISABLE
- - ---------------------------------------   -------------    -----------      -------------    -----------
Richard A. Manoogian...................      860,000         940,000         $ 2,848,000     $ 1,578,000
Lee M. Gardner.........................      202,000         131,430         $   850,000     $   270,000
Timothy Wadhams........................       90,000          69,980         $   574,000     $   180,000

Retirement Plans

     The executive officers other than Mr. Manoogian participate in pension plans maintained by the Company for certain of its salaried employees. The following table shows estimated annual retirement benefits payable for life at age 65 for various levels of compensation and service under these plans.

                               PENSION PLAN TABLE

                                                       YEARS OF SERVICE(1)
                                ------------------------------------------------------------------
       REMUNERATION(2)             5         10          15          20          25          30
- - -----------------------------   -------    -------    --------    --------    --------    --------
          $100,000              $ 5,645    $11,290    $ 16,935    $ 22,580    $ 28,225    $ 33,870
           200,000               11,290     22,580      33,870      45,161      56,451      67,741
           300,000               16,935     33,870      50,806      67,741      84,676     101,611
           400,000               22,580     45,161      67,741      90,321     112,902     135,482
           500,000               28,225     56,451      84,676     112,902     141,127     169,352
           600,000               33,870     67,741     101,611     135,482     169,352     203,223
           700,000               39,516     79,031     118,547     158,062     197,578     237,093

- - -------------------------
(1) The plans provide for credit for employment with any of the Company, Masco Corporation, TriMas Corporation and their subsidiaries. Vesting occurs after five full years of employment. The benefit amounts set forth in the table above have been converted from the plans' calculated five-year certain and life benefit and are not subject to reduction for social security benefits or for other offsets, except to the extent that pension or equivalent benefits are payable under a Masco Corporation or TriMas Corporation plan. The table does not depict Internal Revenue Code limitations on tax-qualified plans because one of the plans is a non-qualified plan established by the Company to restore for certain salaried employees (including the named executive officers) benefits that are otherwise limited by the Code. Messrs. Gardner and Wadhams have approximately 9 years and 20 years of credited service, respectively.

(2) For purposes of determining benefits payable, remuneration is equal to the average of the highest five consecutive January 1 annual base salary rates paid by the Company prior to retirement.

     Under the Company's Supplemental Executive Retirement and Disability Plan, certain officers and other key executives of the Company, or any company in which the Company or a subsidiary owns at least 20 percent of the voting stock, may receive retirement benefits in addition to those provided under the Company's other retirement plans and supplemental disability benefits. Each participant is designated by the Compensation Committee or the Chairman of the Board (and approved by the Compensation Committee in the case of Company officers) to receive annually upon retirement on or after age 65, an amount which, when combined with benefits from the Company's other retirement plans and for most participants any retirement benefits payable by reason of employment by prior employers, equals 60 percent of the average of the participant's highest three years' cash compensation received from the Company (limited to base salary and regular year-end cash bonus). Participants are limited to an annual payment under this plan, which when combined with benefits under the Company's non-qualified plan, may not exceed a maximum, currently $377,454. A participant may also receive supplemental medical benefits. A participant who has been employed at least two years and becomes disabled prior to retirement will receive annually 60 percent of the participant's total annualized cash compensation in the year in which the participant becomes disabled, subject to certain limitations on the maximum payment and reduced by benefits payable pursuant to the Company's long-term disability insurance and similar plans. Upon a disabled participant's reaching age 65, such participant receives the annual cash benefits payable upon retirement, as determined above. A surviving spouse will receive reduced benefits upon the participant's death. Participants are required to agree that they will not engage in competitive activities for at least two years after termination of employment, and if employment terminates by reason of retirement or disability, during such longer period as benefits are received under this plan. The named executive officers other than Mr. Manoogian participate in this plan.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on Company Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index"), the Standard & Poor's Manufacturing (diversified industries) Index ("S&P Manufacturing Diversified Index") and the Standard and Poor's Heavy Trucks and Parts Index ("S&P Heavy Trucks Index") for the period from January 1, 1991 through December 31, 1995. Because the Company's businesses are now principally transportation-related, the Company believes that a comparison to the S&P Heavy Trucks Index will be more appropriate. The graph assumes investments of $100 on December 31, 1990 in Company Common Stock, the S&P 500 Index, the S&P Manufacturing Diversified Index, and the S&P Heavy Trucks Index, and the reinvestment of dividends.

                                                                   S&P Mfg.
      Measurement Period                          S&P 500 In-     Diversified      S&P Heavy
    (Fiscal Year Covered)          MascoTech          dex            Index       Trucks Index
1990                                    100.00          100.00          100.00          100.00
1991                                    100.00          130.00          122.60          126.78
1992                                    242.11          139.67          132.76          161.81
1993                                    585.05          153.53          160.91          199.77
1994                                    276.19          155.50          166.43          174.06
1995                                    234.02          213.21          233.94          187.99

     The table below sets forth the value, as of December 31 of each of the years indicated, of a $100 investment made on December 31, 1990 in each of Company Common Stock, the S&P 500 Index, the S&P Manufacturing Diversified Index, and the S&P Heavy Trucks Index, and the reinvestment of dividends.


      Measurement Period
    (Fiscal Year Covered)        1990            1991             1992              1993          1994           1995
MascoTech                      $100.00         $100.00          $242.11           $585.05       $276.19         $234.02
S&P 500 Index                   100.00          130.00           139.67            153.53        155.50          213.21
S&P Mfg. Diversified Index      100.00          122.60           132.76            160.91        166.43          233.94
S&P Heavy Trucks Index          100.00          126.78           161.81            199.77        174.06          187.99

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Messrs. Dow, Gargaro and Morgan. From time to time Morgan Lewis Githens & Ahn, of which Mr. Morgan is a partner, performs investment banking and other related services for the Company and Masco Corporation. The Company paid such firm aggregate fees of $1,500,000, plus expenses, for investment banking and other related services in 1995 and for assistance in 1995 and 1996 with the divestitures of certain of the Company's businesses. Such assistance included the evaluation of alternatives for the divestitures, the development and implementation of strategies, and the negotiation of the terms of sale. Mr. Gargaro, an executive officer of Masco Corporation, is the Secretary of the Company although he is not an employee. Mr. Gargaro is of counsel to Dykema Gossett PLLC, a law firm which provides legal services to the Company from time to time, for certain matters on which he worked as a partner at the firm prior to his employment with Masco Corporation in October 1993. He receives no compensation from the firm. Mr. Manoogian, an executive officer of the Company, is a director of Masco Corporation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MASCO CORPORATION RESTRUCTURING

     The Company became a publicly owned company in July 1984 as part of a restructuring of Masco Corporation, a manufacturer of home improvement and building products for the home and family. As part of the restructuring, the Company entered into certain agreements with Masco Corporation.

Masco Corporation Corporate Services Agreement

     Under a Corporate Services Agreement, Masco Corporation provides the Company and its subsidiaries with office space for its executive offices, use of Masco Corporation's data processing equipment and services, certain research and development services, corporate administrative staff and other support services in return for the Company's payment of an annual base service fee of .8 percent of its consolidated annual net sales, subject to adjustments. This agreement also provides for various license rights and confidential treatment of information which may arise from Masco Corporation's performance of research and development services on behalf of the Company. For 1995, the Company paid Masco Corporation approximately $9 million under this agreement, which is terminable by the Company at any time and by Masco Corporation at the end of any calendar year, in each case upon at least 90 days notice.

Masco Corporation Corporate Opportunities Agreement

     The Company and Masco Corporation are parties to a Corporate Opportunities Agreement which addresses potential conflicts of interests with respect to future business opportunities. This agreement materially restricts the ability of either party to enter into acquisitions, joint ventures or similar transactions involving businesses in which the other party is engaged without the consent of the other party. It will continue in effect until one year after the termination of the Corporate Services Agreement and thereafter will be renewed automatically for one-year periods, subject to termination by either party at least 90 days prior to any such scheduled renewal date.

Masco Corporation Stock Repurchase Agreement

     Under a Stock Repurchase Agreement, Masco Corporation has the right to sell to the Company, at a price based on fair market value, shares of Company Common Stock upon certain events that would result in Masco Corporation's ownership of Company Common Stock exceeding 49 percent of the Company's then outstanding shares. Masco Corporation has advised the Company that it intends to exercise such right whenever necessary to prevent its ownership of Company Common Stock from exceeding 49 percent of the Company Common Stock then outstanding.

Masco Corporation Assumption and Indemnification Agreement

     Under an Assumption and Indemnification Agreement, the Company assumed, and agreed to indemnify Masco Corporation against, all of the liabilities and obligations of the businesses transferred to it in Masco Corporation's 1984 restructuring, including claims and litigation resulting from events or circumstances that occurred or existed prior to the transfer, but excluding specified liabilities, including those related to certain of Masco Corporation's stock option, restricted stock and pension plans.

TRIMAS CORPORATION

     Effective October 1, 1988, the Company transferred to TriMas Corporation various businesses and cash in exchange for common stock and other securities of TriMas. In a related transaction, Masco Corporation, which prior to such transfer had an equity ownership interest in TriMas, purchased additional TriMas common stock for cash. As part of these transactions, the three companies entered into the agreements described below. As of March 1, 1996, the Company and Masco Corporation owned 41.4 percent and 5.3 percent, respectively, of the outstanding TriMas common stock.

TriMas Corporate Services Agreement

     Under a Corporate Services Agreement, Masco Corporation provides TriMas and its subsidiaries with use of Masco Corporation's data processing equipment and services, certain research and development services, corporate administrative staff and other support services, in return for TriMas' payment of an annual base service fee of .8 percent of TriMas' consolidated annual net sales, subject to adjustments. This agreement also provides for various license rights and the confidential treatment of certain information which may arise from Masco Corporation's performance of research and development services on behalf of TriMas. TriMas paid Masco Corporation approximately $3 million for 1995 under this agreement, which is terminable by TriMas at any time upon at least 90 days notice and by Masco Corporation at the end of any calendar year upon at least 180 days notice.

TriMas Corporate Opportunities Agreement

     The Company, Masco Corporation and TriMas are parties to a Corporate Opportunities Agreement which addresses potential conflicts of interest with respect to future business opportunities. It materially restricts TriMas' ability to enter into businesses in which the Company or Masco Corporation are engaged without the consent of the Company or Masco Corporation. This agreement will continue in effect until at least two years after the termination of the TriMas Corporate Services Agreement and thereafter will be renewed automatically for one-year periods, subject to termination by any party at least 90 days prior to any such scheduled renewal date.

TriMas Stock Repurchase Agreement

     Under a Stock Repurchase Agreement, the Company and Masco Corporation have the right to sell to TriMas, at a price based on fair market value, shares of TriMas common stock upon certain events that would result in an increase in their respective ownership of the then outstanding shares of TriMas common stock. The Company and Masco Corporation have advised TriMas that they intend to exercise their respective rights whenever necessary to prevent their ownership of TriMas common stock from equaling or exceeding 50 percent and 20 percent, respectively, of the TriMas common stock then outstanding or if the Company or Masco Corporation then determines such action to be in its respective best interest.

TriMas Assumption and Indemnification Agreement

     Under an Assumption and Indemnification Agreement, TriMas assumed, and agreed to indemnify the Company against, all of the liabilities and obligations of the businesses acquired by TriMas from the Company, including claims and litigation resulting from events which occurred prior to October 1, 1988, but excluding certain income tax and other specified liabilities.

OTHER RELATED TRANSACTIONS

     In 1993, the Company and Masco Corporation partially restructured their affiliate relationships through transactions that reduced Masco Corporation's common equity ownership of the Company and resulted in the Company's acquisition of Masco Corporation's investments in Emco Limited, a Canadian-based manufacturer and distributor of building and home improvement and other industrial products. As part of the consideration for the restructuring, Masco Corporation received from the Company seven-year warrants to purchase 10 million shares of the Company Common Stock at $13 per share. Masco Corporation may not exercise the warrants if, after giving effect to such exercise, Masco Corporation would own more than 35 percent of the outstanding shares of Company Common Stock. Masco Corporation also entered into an agreement to purchase from the Company at the Company's option through March 1997 up to $200 million of subordinated debentures, and in connection therewith, the Company pays an annual commitment fee to Masco Corporation of $250,000. In addition, the Company agreed to file registration statements under the federal securities laws to enable Masco Corporation from time to time to publicly dispose of securities of the Company held by Masco Corporation.

     MascoTech GmbH, a German subsidiary of the Company, and Masco GmbH, a German subsidiary of Masco Corporation, have from time to time advanced excess funds held in such foreign country to one another to be used for working capital. The parties negotiated a fluctuating rate of interest for these loans. The largest amount outstanding payable to MascoTech GmbH during 1995 was approximately $4 million.

     TriMas acquired several businesses from Masco Corporation in early 1990, and as part of the transaction, Masco Corporation agreed to indemnify TriMas against certain liabilities of the acquired businesses.

     The Company participates with Masco Corporation and TriMas in a number of national purchasing programs which enable each of them to obtain favorable terms from certain of their service and product suppliers. Sales of products and services and other transactions occur from time to time among the Company, Masco Corporation and TriMas. As a result of such transactions in 1995, the Company paid approximately $641,000 to Masco Corporation and approximately $3.3 million to TriMas, and received approximately $11.2 million from Masco Corporation and approximately $572,000 from TriMas. In addition, Masco Corporation paid approximately $1.8 million to TriMas as a result of transactions in 1995.

     In 1988 the Company and Masco Corporation jointly established Masco Capital Corporation to seek business and other investment opportunities of mutual interest that for various reasons were viewed as more appropriately undertaken on a joint basis rather than individually. In 1988 Masco Capital made an investment in Payless Cashways, Inc., a building materials specialty retailer. In connection with this investment, Payless entered into a multi-year supply agreement with Masco Corporation covering the purchase of certain competitively priced products of Masco Corporation and any affiliate designated by Masco Corporation, including the Company. This agreement expired on December 31, 1995. In December 1991, the Company sold its 50 percent ownership interest in Masco Capital to Masco Corporation for approximately $49.5 million and may receive additional payments based upon any aggregate net increase in the value of Masco Capital's remaining investments through late 1996.

     In 1989 the Company made long-term restricted stock awards to a large number of Company employees that were combined with tandem rights to phantom TriMas shares. The value of a phantom TriMas share is deemed to be equal to the value of a share of TriMas common stock. At the time of the grant, the aggregate value of the shares of Company Common Stock awarded to each participant was equal to the aggregate value of the alternative phantom TriMas shares that were awarded. The phantom TriMas shares vest on the same schedule as the shares of Company Common Stock. On each vesting date the participant receives the benefit of the then current value of the vesting shares of Company Common Stock or the then current value of the vesting phantom TriMas shares, whichever is greater. If the value of the vesting phantom TriMas shares is greater, the participant receives the vesting shares of Company Common Stock and the excess is paid in cash. If the value of the vesting phantom TriMas shares is less, the participant receives only the vesting shares of Company Common Stock.

     In 1993, as part of its plan to dispose of its energy related businesses, the Company sold Lamons Metal Gasket Co. to TriMas for a purchase price of $60 million plus additional future payments contingent upon the profitability of Lamons. As part of the transaction, the Company agreed to indemnify TriMas against certain liabilities of the acquired business.

     The Company pays Erwin H. Billig, the Company's Vice Chairman of the Board and former President and Chief Operating Officer, $15,000 per month for consulting and advisory services.

     Subject to certain conditions, and upon the request of the Company or Masco Corporation, TriMas has agreed to file registration statements under the federal securities laws to permit the sale in public offerings of TriMas common stock held by the Company and Masco Corporation. In addition, the Company and Masco Corporation entered into arrangements with TriMas pursuant to which TriMas has registered shares of TriMas common stock held by certain executives of the Company and Masco Corporation, including Mr. Manoogian, under incentive programs established by such companies. TriMas provides indemnification against certain liabilities arising from such transactions.

     Ownership of securities and various other relationships and incentive arrangements may result in conflicts of interest in the Company's dealings with Masco Corporation, TriMas and others. The Masco Corporation and TriMas Corporate Opportunities Agreements and other aspects of the relationships among the three companies may affect their ability to make acquisitions and develop new businesses under certain circumstances. Four persons affiliated with Masco Corporation are currently members of the Company's Board of Directors (although the term of one of the four, Mr. Mosteller, Senior Vice President - Finance of Masco Corporation, expires in May 1996, and he is not seeking re-election) and three persons affiliated with Masco Corporation are members of TriMas' Board of Directors. Persons affiliated with the Company constitute one-half of the Board of Directors of TriMas. Mr. Manoogian, the Company's Chairman of the Board and Chief Executive Officer, is also the Chairman of the Board and Chief Executive Officer of Masco Corporation, Chairman of the Board of TriMas and a significant stockholder of all three companies. Mr. Morgan, who is a Director of the Company, is also a director of Masco Corporation and TriMas. Mr. Gargaro, a director and the Secretary of the Company, is also an executive officer and Secretary of Masco Corporation and a director and the Secretary of TriMas. Certain Directors, officers and other key employees of the Company receive benefits based upon the value of the common stock of the Company, Masco Corporation and TriMas under certain Company and Masco Corporation incentive compensation programs. See "Compensation of Executive Officers." Because of these relationships, an independent committee of the Company's Board of Directors reviews its significant transactions with affiliated companies.

     The following table sets forth the number of shares of Masco Corporation and TriMas Corporation common stock beneficially owned as of March 1, 1996 by the nominees, the current Directors and named executive officers and by the current Directors and executive officers of the Company as a group.

Except as indicated below, each person exercises sole voting and investment power with respect to the shares listed.

                                                              SHARES OF
                                                           COMMON STOCK OF         SHARES OF
                                                          MASCO CORPORATION     COMMON STOCK OF
                                                            BENEFICIALLY       TRIMAS CORPORATION
                        NAME(1)                                 OWNED          BENEFICIALLY OWNED
- - -------------------------------------------------------   -----------------    ------------------
Erwin H. Billig........................................           2,800                31,480
Peter A. Dow...........................................           3,500                 7,000
Roger T. Fridholm......................................               0                     0
Lee M. Gardner.........................................             400                10,000
Eugene A. Gargaro, Jr.(1)(2)(3)........................       2,357,308                70,868
Richard A. Manoogian(1)(2)(3)..........................       4,428,868             1,801,852
John A. Morgan.........................................           1,600                 8,000
Richard G. Mosteller(3)................................         234,683                     0
Timothy Wadhams........................................           9,000                45,484
All eight current Directors and executive officers of
  the Company as a group (excluding subsidiary,
  divisional and group executives)(1)(2)(3)............       4,773,159             1,972,684

- - -------------------------
(1) The only nominee, current Directors or executive officers of the Company who beneficially own one percent or more of Masco Corporation or TriMas common stock are Mr. Manoogian, who beneficially owns 2.7 percent of Masco Corporation common stock and 4.9 percent of TriMas common stock, and Mr. Gargaro, who beneficially owns 1.5 percent of Masco Corporation common stock. Directors and executive officers of the Company as a group beneficially own 3.0 percent of Masco Corporation common stock and 5.4 percent of TriMas common stock.

(2) Includes 2,265,000 shares of Masco Corporation common stock and 2,000 shares of TriMas common stock owned by a charitable foundation for which Messrs. Manoogian and Gargaro serve as directors. Shares beneficially owned by Mr. Manoogian and by all current Directors and executive officers of the Company as a group include in each case 75,200 shares of Masco Corporation common stock and 31,008 shares of TriMas common stock owned by a charitable foundation for which Mr. Manoogian serves as a director. Shares beneficially owned by Mr. Gargaro and by all current Directors and executive officers of the Company as a group include in each case 28,448 shares of Masco Corporation common stock and 7,184 shares of TriMas common stock owned by a charitable foundation for which Mr. Gargaro serves as a director and 25,530 shares of Masco Corporation common stock and 11,684 shares of TriMas common stock held by trusts for which Mr. Gargaro serves as a trustee. The directors of the foundations and the trustees share voting and investment power with respect to the Masco Corporation common stock and the TriMas common stock owned by the foundations and trusts, but Messrs. Manoogian and Gargaro each disclaim beneficial ownership of such shares.

(3) Ownership of Masco Corporation common stock includes shares which may be acquired on or before April 29, 1996 upon exercise of stock options (1,057,740 shares for Mr. Manoogian, 184,722 shares for Mr. Mosteller, 12,000 shares for Mr. Gargaro and 1,254,462 shares for all current

    Directors and executive officers of the Company as a group) and unvested restricted stock award shares of Masco Corporation common stock issued under Masco Corporation's restricted stock incentive plan (21,656 shares for Mr. Gargaro, 57,387 shares for Mr. Manoogian, 27,344 shares for Mr. Mosteller and 106,387 shares for all current Directors and executive officers of the Company as a group). Holders exercise neither voting nor investment power over unexercised option shares and have voting but no investment power over unvested restricted shares.

     Mr. Manoogian may be deemed to be a controlling person of Masco Corporation by reason of his significant ownership of Masco Corporation common stock and his position as a director and executive officer of Masco Corporation. Mr. Manoogian, Masco Corporation and the Company each may be deemed a controlling person of TriMas by reason of their respective ownership of TriMas common stock, Mr. Manoogian's position as a director and an executive officer of TriMas, and Masco Corporation's ownership of Company Common Stock.

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has selected the independent public accounting firm of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") to audit the Company's financial statements for the year 1996, and believes it appropriate to submit its choice for ratification by stockholders.

     Coopers & Lybrand has acted as the Company's independent certified public accounting firm since the Company's formation in 1984. During such time, it has performed services of an accounting and auditing nature for the Company as well as for Masco Corporation and TriMas Corporation. Representatives of Coopers & Lybrand are expected to be present at the meeting, will have the opportunity to make a statement and are expected to be available to respond to appropriate questions.

     If the selection is not ratified, the Board will consider selecting another public accounting firm as the independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR 1996.

                            STOCKHOLDERS' PROPOSALS

     Stockholders' proposals intended to be presented at the 1997 Annual Meeting of Stockholders of the Company must be received by the Company at its address stated above by December 30, 1996, to be considered for inclusion in the Company's Proxy Statement and Proxy relating to such meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be voted upon at the meeting. If any other matters properly come before the meeting, it is the intention of the proxies named in the enclosed Proxy to vote the shares represented thereby with respect to such matters in accordance with their best judgment.

                                              By Order of the Board of Directors

                                                       /s/Eugene A. Gargaro, Jr.

                                                          EUGENE A. GARGARO, JR.
                                                                       Secretary

Taylor, Michigan
April 29, 1996

                                MASCOTECH, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                           AT CORPORATE HEADQUARTERS
                              21001 VAN BORN ROAD
                             TAYLOR, MICHIGAN 48180

                                     [MAP]

FROM DOWNTOWN DETROIT (EAST)
- - - Take I-94 west to the Pelham Road exit.
- - - Turn right onto Pelham Road and travel to Van Born Road.
- - - Turn left onto Van Born Road and proceed to the corporate office.

FROM METRO AIRPORT (WEST)
- - - Take I-94 east to Pelham/Southfield Road exit.
- - - Turn left onto Pelham and travel to Van Born Road.
- - - Turn left onto Van Born Road and proceed to the corporate office.

FROM SOUTHFIELD/BIRMINGHAM (NORTH)
- - - Take the Southfield Freeway to the Outer Drive/Van Born Road exit.
- - - Stay on the service drive and proceed to Van Born Road.
- - - Bear right onto Van Born Road and travel to the corporate office.

FROM TOLEDO (SOUTH)
- - - Take I-75 north to the Telegraph Road north exit.
- - - Proceed on Telegraph Road north to Van Born Road.
- - - Turn right on Van Born Road and proceed to the corporate office.

/      /

(1) Election of Directors     FOR all nominees          WITHHOLD AUTHORITY to vote
                              listed below     / /      for all nominees listed below / /     EXCEPTIONS / /

Class II Directors to hold office until the 1999 Annual Meeting of Stockholders or until their respective successors are elected and qualified:
Nominees: PETER A DOW, ROGER T. FRIDHOLM and EUGENE A GARGARO, JR.
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT
NOMINEE'S NAME.)

(2) Ratification of the selection of Coopers & Lybrand L.L.P. as independent auditors for the Company for the year 1996.

       FOR / /     AGAINST / /     ABSTAIN / /

(3) In their discretion upon such other business as may properly come before the meeting.

The shares represented by this proxy will be voted in accordance with the specifications above.  IF SPECIFICATIONS ARE NOT MADE,
THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P.

Change of Address or Comments Mark Here / /

Please sign exactly as name appears at left.  Executors, administrators, trustees, et al. should so indicate when signing.  If the signature is for a corporation, please sign the full corporate name by an authorized officer.  If the signature is for a partnership, please sign the full partnership name by an authorized person.  If shares are registered in more than one name, all holders must sign.

Dated: __________________________________, 1996


_________________________________________(L.S.)
Signature

_________________________________________(L.S.)
Signature

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.  / /

Please sign, date and return the proxy card promptly using the enclosed envelope.




       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 21, 1996
                                MASCOTECH, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, hereby revoking any Proxy heretofore given, appoints RICHARD A. MANOOGIAN and EUGENE A. GARGARO, JR. and each of them attorneys and proxies for the undersigned, each with full power of substitution, to vote the shares of Company Preferred Stock (each such share representing four-fifths of one vote) registered in the name of the undersigned to the same extent the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of MascoTech, Inc. to be held at the offices of the Company at 21001 Van Born Road, Taylor, Michigan 48180, on Tuesday, May 21, 1996, at 2:00 P.M. Eastern daylight time and at any adjournment thereof.

        The undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

(Continued and to be dated and signed on the reverse side.)

MASCOTECH, INC.
P.O. BOX 11275
NEW YORK, N.Y.  10203-0275


/      /

(1) Election of Directors     FOR all nominees          WITHHOLD AUTHORITY to vote
                              listed below     / /      for all nominees listed below / /     EXCEPTIONS / /

Class II Directors to hold office until the 1999 Annual Meeting of Stockholders or until their respective successors are elected and qualified:
Nominees: PETER A DOW, ROGER T. FRIDHOLM and EUGENE A GARGARO, JR.
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT
NOMINEE'S NAME.)

(2) Ratification of the selection of Coopers & Lybrand L.L.P. as independent auditors for the Company for the year 1996.

       FOR / /     AGAINST / /     ABSTAIN / /

(3) In their discretion upon such other business as may properly come before the meeting.

The shares represented by this proxy will be voted in accordance with the specifications above.  IF SPECIFICATIONS ARE NOT MADE,
THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P.

Change of Address or Comments Mark Here / /

Please sign exactly as name appears at left.  Executors, administrators, trustees, et al. should so indicate when signing.  If the signature is for a corporation, please sign the full corporate name by an authorized officer.  If the signature is for a partnership, please sign the full partnership name by an authorized person.  If shares are registered in more than one name, all holders must sign.

Dated: __________________________________, 1996


_________________________________________(L.S.)
Signature

_________________________________________(L.S.)
Signature

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK. / /

Please sign, date and return the proxy card promptly using the enclosed envelope.




       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 21, 1996
                                MASCOTECH, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, hereby revoking any Proxy heretofore given, appoints RICHARD A. MANOOGIAN and EUGENE A. GARGARO, JR. and each of them attorneys and proxies for the undersigned, each with full power of substitution, to vote the shares of Company Common Stock registered in the name of the undersigned to the same extent the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of MascoTech, Inc. to be held at the offices of the Company at 21001 Van Born Road, Taylor, Michigan 48180, on Tuesday, May 21, 1996, at 2:00 P.M. Eastern daylight time and at any adjournment thereof.

        The undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

(Continued and to be dated and signed on the reverse side.)

MASCOTECH, INC.
P.O. BOX 11275
NEW YORK, N.Y.  10203-0275